EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the common stock of Sutro Biopharma, Inc. is filed on behalf of each of us.

Dated:  May 15, 2026

Samsara BioCapital, L.P.

By:

Samsara BioCapital GP, LLC

Its:

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara BioCapital GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund, L.P.

By:

Samsara Opportunity Fund GP, LLC

Its:

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

/s/ Srinivas Akkaraju

Srinivas Akkaraju